UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 23, 2010

Date of Report (Date of earliest event reported)

BB&T Corporation

(Exact name of registrant as specified in its charter)

Commission file number : 1-10853

North Carolina	56-0939887
(State of incorporation)	(I.R.S. Employer Identification No.)

200 West Second Street
Winston-Salem, North Carolina	27101
(Address of principal executive offices)	(Zip Code)

(336) 733-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee of the Board of Directors of BB&T Corporation (“BB&T”) typically meets in February of every year to, among other things, approve the executive compensation program for the coming year and to certify payments under the compensation program for the most recently completed year.

Consistent with this practice, on February 23, 2010, the Compensation Committee certified BB&T’s corporate performance for the year ended December 31, 2009 relative to the achievement of performance goals established by the Compensation Committee in February 2009 under the BB&T Corporation Short-Term Incentive Plan (the “Bonus Plan”). Under the Bonus Plan’s pre-established performance goals, BB&T’s corporate performance in 2009 results in payments approximating 66.6% of the targeted amounts. Pursuant to the terms of the Bonus Plan and as contemplated at the time the 2009 performance goals were approved, the Compensation Committee exercised discretion and awarded a “relative performance bonus” payment in the amount of 33.4% of the Bonus Plan target, which when taken with the regular payments under the Bonus Plan pursuant to the pre-established performance goals for 2009 (in the amount of 66.6% of the Bonus Plan target), will allow for payments at 100% of the targeted payout. The aggregate amount of payments to be provided under the 2009 Bonus Plan is 50% of the maximum amount that could have been awarded to the plan participants. The relative performance bonus was approved for each of Kelly S. King, Robert E. Greene, C. Leon Wilson III, Christopher L. Henson and Daryl N. Bible.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BB&T CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller (Principal Accounting Officer)

Date: February 25, 2010